Exhibit 99.27

EXECUTION VERSION

AGREEMENT BETWEEN NOTE HOLDERS

Dated as of December 9, 2019

by and between

MORGAN STANLEY BANK, N.A.
(Initial Note A-1-S1 Holder, Initial Note A-1-S2 Holder, Initial Note A-1-RL Holder, Initial Note A-1-C1 Holder, Initial Note A-1-C2 Holder, Initial Note A-1-C3 Holder, Initial Note A-1-C4 Holder, Initial Note A-1-C5 Holder, Initial Note B-1-S Holder, Initial Note B-1-RL Holder and Initial Note C-1-S Holder)

and

Citi Real Estate Funding Inc.
(Initial Note A-2-S1 Holder, Initial Note A-2-S2 Holder, Initial Note A-2-RL Holder, Initial Note A-2-C1 Holder, Initial Note A-2-C2 Holder, Initial Note A-2-C3 Holder, Initial Note A-2-C4 Holder, Initial Note A-2-C5 Holder, Initial Note B-2-S Holder, Initial Note B-2-RL Holder and Initial Note C-2-S Holder)

and

JPMorgan Chase Bank, National Association
(Initial Note A-3-S1 Holder, Initial Note A-3-S2 Holder, Initial Note A-3-RL Holder, Initial Note A-3-C1 Holder, Initial Note A-3-C2 Holder, Initial Note A-3-C3 Holder, Initial Note A-3-C4 Holder, Initial Note A-3-C5 Holder, Initial Note B-3-S Holder, Initial Note B-3-RL Holder and Initial Note C-3-S Holder)

2019 BELLAGIO LAS VEGAS LOAN

TABLE OF CONTENTS

This AGREEMENT BETWEEN NOTE HOLDERS, dated as of December 9, 2019, by and between MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”), as initial owner of Note A-1-S1, Note A-1-S2, Note A-1-RL, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note B-1-S, Note B-1-RL and Note C-1-S (in such capacities, the “Initial Note A-1-S1 Holder,” the “Initial Note A-1-S2 Holder,” the “Initial Note A-1-RL Holder,” the “Initial Note A-1-C1 Holder,” the “Initial Note A-1-C2 Holder,” the “Initial Note A-1-C3 Holder,” the “Initial Note A-1-C4 Holder,” the “Initial Note A-1-C5 Holder,” the “Initial Note B-1-S1 Holder,” the “Initial Note B-1-RL Holder” and the “Initial Note C-1-S Holder,” respectively, Citi Real Estate Funding Inc., a New York Corporation (“CREFI”), as initial owner of Note A-2-S1, Note A-2-S2, Note A-2-RL, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4, Note A-2-C5, Note B-2-S, Note B-2-RL and Note C-2-S (in such capacities, the “Initial Note A-2-S1 Holder,” the “Initial Note A-2-S2 Holder,” the “Initial Note A-2-RL Holder,” the “Initial Note A-2-C1 Holder,” the “Initial Note A-2-C2 Holder,” the “Initial Note A-2-C3 Holder,” the “Initial Note A-2-C4 Holder,” the “Initial Note A-2-C5 Holder,” the “Initial Note B-2-S1 Holder,” the “Initial Note B-2-RL Holder” and the “Initial Note C-2-S Holder,” respectively, JPMorgan Chase Bank, National Association, a national banking association (“JPMCB”), as initial owner of Note A-3-S1, Note A-3-S2, Note A-3-RL, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4, Note A-3-C5, Note B-3-S, Note B-3-RL and Note C-3-S (in such capacities, the “Initial Note A-3-S1 Holder,” the “Initial Note A-3-S2 Holder,” the “Initial Note A-3-RL Holder,” the “Initial Note A-3-C1 Holder,” the “Initial Note A-3-C2 Holder,” the “Initial Note A-3-C3 Holder,” the “Initial Note A-3-C4 Holder,” the “Initial Note A-3-C5 Holder,” the “Initial Note B-3-S1 Holder,” the “Initial Note B-3-RL Holder” and the “Initial Note C-3-S Holder,” respectively, and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as initial agent (the “Initial Agent”)

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), MSBNA, CREFI and JPMCB originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”), which is evidenced, inter alia, by thirty-three (33) promissory notes, each dated November 15, 2019, made by the Mortgage Loan Borrower in favor of the Initial Note Holders (such promissory notes, as amended, modified, supplemented or, in accordance with Section 31 of this Agreement, replaced, collectively, the “Notes”);

WHEREAS, each of the Notes is secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (the “Mortgaged Property”); and

WHEREAS, the Initial Note Holders desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold their respective Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto (or to any analogous term) in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accepted Servicing Practices” shall have the meaning set forth in the Lead Securitization Servicing Agreement. Accepted Servicing Practices set forth in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder (taking into account the subordinate nature of the Junior Notes (and the subordination of the Junior B Notes to the Junior A Notes)).

“Act” shall mean the Securities Act of 1933.

“Administrative Advances” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Advance Interest” shall mean interest at the Advance Rate payable to the Master Servicer, the Special Servicer or the Trustee on outstanding Advances with respect to the Mortgage Loan.

“Advances” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office, as of the date of this Agreement, is the office of the Initial Agent listed on Exhibit B, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Agreement between Note Holders, any exhibits and schedules hereto and all amendments hereof and thereof and supplements hereto and thereto.

“Appraisal Reduction Amount” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

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“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Balloon Payment” shall mean, with respect to the Mortgage Loan, the payment of principal due on its stated maturity date.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean the Certificate Administrator appointed as provided in the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Deficiency Amount” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

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“Controlling Class Representative” shall have the meaning assigned to the term “Controlling Class Representative” or any analogous term in the Lead Securitization Servicing Agreement.

“Controlling Note” shall mean Note A-1-S1.

“Controlling Note Holder” shall mean the holder of the Controlling Note; provided that at any time the Controlling Note is included in the Lead Securitization, references to the “Controlling Note Holder” herein shall mean the Controlling Class Representative or any other party assigned the rights to exercise the rights of the Controlling Note Holder pursuant to the Lead Securitization Servicing Agreement; provided, that for so long as 25% or more of the Controlling Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Controlling Note Holder (as described above) is) a Mortgage Loan Borrower Party, the Controlling Note (and such party assigned the rights to exercise the rights of the Controlling Note Holder as described above) shall not be entitled to exercise any rights of the Controlling Note Holder, and there shall be deemed to be no Controlling Note Holder hereunder.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“CREFI” shall have the meaning assigned to such term in the preamble to this Agreement.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Depositor” shall mean the depositor under the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” (or other analogous term) as defined in the Mortgage Loan Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-S1 Holder” “Initial Note A-1-S2 Holder”, “Initial Note A-1-RL Holder”, “Initial Note A-1-C1 Holder”, “Initial Note A-1-C2 Holder”, “Initial Note A-1-C3 Holder”, “Initial Note A-1-C4 Holder”, “Initial Note A-1-C5 Holder”, “Initial Note A-2-S1 Holder”, “Initial Note A-2-S2 Holder”, “Initial Note A-2-RL Holder”, “Initial Note A-2-C1 Holder”, “Initial Note A-2-C2 Holder”, “Initial Note A-2-C3 Holder”, “Initial Note A-2-C4 Holder”, “Initial Note A-2-C5 Holder”, “Initial Note A-3-S1 Holder”, “Initial Note A-3-S2 Holder”, “Initial Note A-3-RL Holder”, “Initial Note A-3-C1 Holder”, “Initial Note A-3-C2 Holder”, “Initial Note A-3-C3 Holder”, “Initial Note A-3-C4 Holder” and “Initial Note A-3-C5 Holder” shall each have the meaning assigned to such term in the preamble to this Agreement.

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“Initial Note A Holders” shall mean the Initial Note A-1-S1 Holder, Initial Note A-1-S2 Holder, Initial Note A-1-RL Holder, Initial Note A-1-C1 Holder, Initial Note A-1-C2 Holder, Initial Note A-1-C3 Holder, Initial Note A-1-C4 Holder, Initial Note A-1-C5 Holder, Initial Note A-2-S1 Holder, Initial Note A-2-S2 Holder, Initial Note A-2-RL Holder, Initial Note A-2-C1 Holder, Initial Note A-2-C2 Holder, Initial Note A-2-C3 Holder, Initial Note A-2-C4 Holder, Initial Note A-2-C5 Holder, Initial Note A-3-S1 Holder, Initial Note A-3-S2 Holder, Initial Note A-3-RL Holder, Initial Note A-3-C1 Holder, Initial Note A-3-C2 Holder, Initial Note A-3-C3 Holder, Initial Note A-3-C4 Holder and Initial Note A-3-C5 Holder, collectively.

“Initial Note B Holders” shall mean the Initial Note B-1-S Holder, Initial Note B-1-RL Holder, Initial Note B-2-S Holder, Initial Note B-2-RL Holder, Initial Note B-3-S Holder, and Initial Note B-3-RL Holder, collectively.

“Initial Note B-1-S1 Holder”, “Initial Note B-1-RL Holder”, “Initial Note B-2-S1 Holder”, “Initial Note B-2-RL Holder”, “Initial Note B-3-S1 Holder” and “Initial Note B-3-RL Holder” shall each have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note C Holders” shall mean the Initial Note C-1-S Holder, the Initial Note C-2-S Holder and the Initial Note C-3-S Holder, collectively.

“Initial Note C-1-S Holder”, “Initial Note C-2-S Holder” and “Initial Note C-3-S Holder” shall each have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall mean the Initial Note A Holders, the Initial Note B Holders and the Initial Note C Holders, collectively.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of, or any proceeding seeking the appointment of, a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity and “Mortgaged Property” shall refer to the related mortgaged property owned by the related Mortgage Loan Borrower entity.

“Insurance Proceeds” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

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“Interest Rate” shall mean, with respect to any Note, the corresponding interest rate set forth on the Mortgage Loan Schedule.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior A Notes” shall mean Note B-1-S, Note B-2-S, Note B-3-S, Note B-1-RL, Note B-2-RL and Note B-3-RL.

“Junior A Note Holder” shall mean the holder of a Junior A Note.

“Junior B Note” shall mean Note C-1-S, Note C-2-S and Note C-3-S.

“Junior B Note Holder” shall mean the holder of a Junior B Note.

“Junior Note Holder” shall mean the holder of a Junior Note.

“Junior Notes” shall mean the Junior A Notes and the Junior B Notes.

“JPMCB” shall have the meaning assigned to such term in the preamble to this Agreement.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall mean the Securitization of Note A-1-S1 in a Securitization Trust to be designated by the Initial Note A-1-S1 Holder.

“Lead Securitization Note(s)” shall mean Note A-1-S1 and any other Notes included in the Lead Securitization Trust.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note(s).

“Lead Securitization Servicing Agreement” shall mean the trust and servicing agreement to be entered into in connection with the Lead Securitization and issuance of the BX Trust 2019-OC11, Commercial Mortgage Pass Through Certificates, Series 2019-OC11, between the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Master Servicer” shall mean the Master Servicer (or other analogous term) appointed as provided in the Lead Securitization Servicing Agreement.

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“Master Servicing Fee” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall mean the “Monthly Payment Date” (or other analogous term) (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of November 15, 2019, between the Mortgage Loan Borrower and MSBNA, CREFI and JPMCB, as lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Party” shall have the meaning assigned to the term “Borrower Party” (or other analogous term) set forth in the Lead Securitization Servicing Agreement.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Interest Rate” shall mean the per annum rate at which interest accrues on the Mortgage Loan, without regard to any increase in such rate as a result of a default thereunder.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“MSBNA” shall have the meaning assigned to such term in the preamble to this Agreement.

“MSMCH” shall mean Morgan Stanley Mortgage Capital Holdings LLC.

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“Net Interest Rate” shall mean, with respect to any Note, the related Interest Rate, less the applicable Primary Servicing Fee Rate.

“New Notes” shall have the meaning assigned to such term in Section 31.

“Non-Controlling Note” means each Note other than the Controlling Note.

“Non-Controlling Note Holder” means any holder of a Non-Controlling Note; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Non-Lead Securitization, references to the “Non-Controlling Note Holder” herein shall mean the Non-Lead Securitization Controlling Class Representative under the related Non-Lead Securitization Servicing Agreement or any other party assigned the rights to exercise the rights of such Non-Controlling Note Holder pursuant to the related Non-Lead Securitization Servicing Agreement, as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided, that for so long as 50% or more of such Non-Controlling Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such Non-Controlling Note Holder (as described above) is) a Mortgage Loan Borrower Party, such Non-Controlling Note (and such party assigned the rights to exercise the rights of such Non-Controlling Note Holder as described above) shall not be entitled to exercise any rights of such Non-Controlling Note Holder, and there shall be deemed to be no Non-Controlling Note Holder hereunder with respect to such Non-Controlling Note; provided, further, that the preceding proviso shall in no event affect the ability of the holder of a Non-Controlling Note to receive or access notices and information to which it would otherwise be entitled as a Non-Lead Securitization Note Holder under the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party in respect of any Note that is exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement, and (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent more than one Non-Controlling Note is included in such Securitization, for purposes of this Agreement, the related Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Note Holder with respect to such Non-Controlling Note for all purposes of this Agreement. As of the date hereof and until further notice from any related Non-Controlling Note Holder (or the related Non-Lead Master Servicer or another party acting on its behalf), the current Note Holder of each Non-Controlling Note is the “Non-Controlling Note Holder” with respect to such Note.

Prior to Securitization of any Non-Controlling Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing

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Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Non-Controlling Note Holder Representative and, when so delivered to such Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of any Non-Controlling Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

Notwithstanding any of the foregoing to the contrary, any such delivery requirements shall be deemed satisfied so long as the related Non-Controlling Note is a Lead Securitization Note.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization Trust.

“Non-Lead Securitization Controlling Class Representative” shall mean, with respect to any Non-Lead Securitization Note, the holders of the majority of the class of securities

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issued in a related Non-Lead Securitization designated as the “controlling class”, if any, pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of such “controlling class” is held by (or such duly appointed representative is) a Mortgage Loan Borrower Party, there shall be deemed to be no related Non-Lead Securitization Controlling Class Representative.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than any Lead Securitization Note.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization Trust” shall mean any Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean, with respect to any Non-Lead Securitization, the related Non-Lead Master Servicer or Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(b).

“Nonrecoverable Administrative Advance” shall mean any Administrative Advance that is a Nonrecoverable Advance.

“Nonrecoverable Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Nonrecoverable Property Protection Advance” shall mean any Property Protection Advance that is a Nonrecoverable Advance.

“Non-Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is not a Securitizing Note Holder with respect to such Securitization.

“Note” shall have the meaning assigned to such term in the recitals.

“Note A-1-S1”, “Note A-1-S2”, “Note A-1-RL”, “Note A-1-C1”, “Note A-1-C2”, “Note A-1-C3”, “Note A-1-C4”, “Note A-1-C5”, “Note A-2-S1”, “Note A-2-S2”, “Note A-2-RL”, “Note A-2-C1”, “Note A-2-C2”, “Note A-2-C3”, “Note A-2-C4”, “Note A-2-C5”, “Note A-3-S1”, “Note A-3-S2”, “Note A-3-RL”, “Note A-3-C1”, “Note A-3-C2”, “Note A-3-C3”, “Note A-3-C4” and “Note A-3-C5”, shall mean the promissory notes with the same

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alphanumeric designations listed under “Promissory Notes” on the Mortgage Loan Schedule, as such promissory notes may be amended, modified or supplemented.

“Note B-1-S1”, “Note B-1-RL”, “Note B-2-S1” “Note B-2-RL”, “Note B-3-S1” and “Note B-3-RL”, shall mean the promissory notes with the same alphanumeric designations listed under “Promissory Notes” on the Mortgage Loan Schedule, as such promissory notes may be amended, modified or supplemented.

“Note C-1-S,” “Note C-2-S” and “Note C-3-S”, shall mean the promissory notes with the same alphanumeric designations listed under “Promissory Notes” on the Mortgage Loan Schedule, as such promissory notes may be amended, modified or supplemented.

“Note Holder” shall mean with regards to any Note, the related Initial Note Holder and its successors and assigns, or any subsequent holder of such Note, as applicable.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” shall mean, with respect to each Note, at any time of determination, the “Initial Note Principal Balance” for such Note, as set forth on the Mortgage Loan Schedule, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Note Holder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3 or Section 4, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 15.

“Note Reverse Sequential Order” shall mean, with respect to any reduction of the Note Principal Balance of any Note(s) or with respect to the allocation of any expenses and losses relating to the Mortgage Loan and the Mortgaged Properties, including, without limitation, losses of principal or interest, Property Protection Advances (and any Advance Interest thereon), Special Servicing Fees, Liquidation Fees and Workout Fees, and certain other trust expenses, as well as Appraisal Reduction Amounts and Collateral Deficiency Amounts, (a) first, to the reduction of the Note Principal Balance of each of the Junior B Notes, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero; and (b) second, to the reduction of the Note Principal Balance of each of the Junior A Notes, on a Pro Rata and Pari Passu Basis, until the Note Principal Balances of each such Note is reduced to zero; and (c) third, to the reduction of the Note Principal Balance of each of the Senior Notes, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero.

“Operating Advisor” shall mean the Operating Advisor (or other analogous term) appointed as provided in the Lead Securitization Servicing Agreement.

“Original Entity” shall have the meaning assigned to such term in Section 31.

“Origination Date” shall mean November 15, 2019.

“Owned Note” shall have the meaning assigned to such term in Section 31.

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“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on a Lead Securitization Note (but not, for the avoidance of doubt, any Balloon Payment) or (b) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note (but not, for the avoidance of doubt, any Balloon Payment).

“Percentage Interest” shall mean, with respect to each Note Holder, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of the Note held by such Note Holder and the denominator of which is the sum of the Note Principal Balances of all the Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Primary Servicing Fee” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Primary Servicing Fee Rate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Property Protection Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Pro Rata and Pari Passu Basis” shall mean (i) with respect to the Senior Notes and the Senior Note Holders, the allocation of any particular payment, reimbursement, collection, cost, expense, liability or other amount among such Senior Notes or such Senior Note Holders, as the case may be, without any priority of any such Senior Note or any such Senior Note Holder over another such Senior Note or Senior Note Holder, as the case may be, and in any event such that each Senior Note or Senior Note Holder, as the case may be, is allocated its respective pro rata share based on their respective Note Principal Balances as of the Origination Date (or, in the case of the reimbursement of a cost, expense or loss, based on the respective reimbursable amounts) (as among Senior Notes) of such particular payment, reimbursement, collection, cost, expense, liability or other amount, (ii) with respect to the Junior A Notes and the Junior A Note Holders, the allocation of any particular payment, reimbursement, collection, cost, expense, liability or other amount among such Junior A Notes or such Junior A Note Holders, as the case may be, without any priority of any such Junior A Note or any such Junior A Note Holder over another such Junior A Note or Junior A Note Holder, as the case may be, and in any event such that each Junior A Note or Junior A Note Holder, as the case may be, is allocated its respective pro rata share based on their respective Note Principal Balances as of the Origination Date (or, in the case of the reimbursement of a cost, expense or loss, based on the respective

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reimbursable amounts) (as among Junior A Notes) of such particular payment, reimbursement, collection, cost, expense, liability or other amount, and (iii) with respect to the Junior B Notes and the Junior B Note Holders, the allocation of any particular payment, reimbursement, collection, cost, expense, liability or other amount among such Junior B Notes or such Junior B Note Holders, as the case may be, without any priority of any such Junior B Note or any such Junior B Note Holder over another such Junior B Note or Junior B Note Holder, as the case may be, and in any event such that each Junior B Note or Junior B Note Holder, as the case may be, is allocated its respective pro rata share based on their respective Note Principal Balances as of the Origination Date (or, in the case of the reimbursement of a cost, expense or loss, based on the respective reimbursable amounts) (as among Junior B Notes) of such particular payment, reimbursement, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of (1) the Initial Note Holders, (2) RL PLC, (3) any Affiliate of RL PLC that is Controlled by RL PLC, and (4) any other U.S. Person or Person organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, that is:

(a)                an entity Controlled by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               one or more of the following:

(i)            an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Act, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act, or

(iii)            a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with that Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise subject to Rating Agency Confirmations from the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a

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servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)            an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)                any entity Controlled by any of the entities described in clause (b) (other than clause (b)(iii)) above or that is the subject of a Rating Agency Confirmation as a Qualified Institutional Lender for purposes of this Agreement from each of the Rating Agencies engaged by the Depositor and any Non-Lead Depositor to rate the securities issued by the related Securitization Trust.

In no event shall a Qualified Institutional Lender be a Mortgage Loan Borrower or a Mortgage Loan Borrower Party.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation, or (iii) an institution whose long-term senior

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unsecured debt has a rating in either of the then in effect top two rating categories of each of the applicable Rating Agencies (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P).

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably engaged by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, that, at any time during which one or more of the Notes is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the related depositor (or its Affiliate) from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Communication” shall mean, with respect to any action and any Securitization, any written communication intended for a Rating Agency, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 information provider under the applicable Securitization Servicing Agreement.

“Rating Agency Confirmation” shall mean, with respect to any Securitization, a confirmation in writing (which may be in electronic form) by each of the applicable Rating Agencies for such Securitization that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the securities issued pursuant to such Securitization that are then outstanding. If no such securities are outstanding or no Notes are part of a Securitization, any action that would otherwise require a Rating Agency Confirmation shall instead require the consent of the Controlling Note Holder, which consent shall not be unreasonably withheld or delayed. For the purposes of this Agreement, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for Rating Agency Confirmation hereunder, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by that Rating Agency be obtained for purposes of this Agreement, and any requirement hereunder to obtain a Rating Agency Confirmation from any Rating Agency may be satisfied or deemed in the same manner that a Rating Agency Confirmation requirement may be satisfied or deemed satisfied under the Lead Securitization Servicing Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder and the condition for Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

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“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Required Special Servicer Rating” shall mean with respect to a special servicer (A) in the case of Fitch, at least “CSS3” by Fitch; (B) in the case of S&P, that such special servicer appears on the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer; (C) in the case of Moody’s, that (1) the servicer confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction-level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s, and (2) Moody’s has not cited servicing concerns with respect to such servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by such servicer prior to the time of determination; (D) in the case of Morningstar, that the servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer, provided that if Morningstar has not issued a ranking with respect to such servicer, such servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination, and Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such servicer as special servicer of such commercial mortgage securities; (E) in the case of KBRA, that (1) the servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by KBRA within the twelve (12) month period prior to the date of determination that has not been downgraded or caused the withdrawal of the then current rating on any class of commercial mortgage securities or placement of any class of commercial mortgage securities on watch citing the continuation of such servicer as special servicer of such commercial mortgage securities as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (2) the servicer has not acted as special servicer in a commercial mortgage loan securitization that was rated by KBRA in such twelve (12) month period but has received a Rating Agency Confirmation from KBRA; and (F) in the case of DBRS, that the servicer currently acts as special servicer in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by DBRS) and that has not been cited by DBRS as having servicing concerns that are the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by such servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

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“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of a Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the closing date of the first Securitization of a Note or portion thereof.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which one or more of the Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Securitizing Note Holder” shall mean, with respect to a Securitization, each Note Holder that is contributing its note to such Securitization.

“Senior Notes” shall mean Note A-1-S1, Note A-1-S2, Note A-1-RL, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-2-S1, Note A-2-S2, Note A-2-RL, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4, Note A-2-C5, Note A-3-S1, Note A-3-S2, Note A-3-RL, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4 and Note A-3-C5.

“Senior Note Holder” shall mean the holder of a Senior Note.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing File” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Servicer Termination Event” means a “Servicer Termination Event” or a “Special Servicer Termination Event”, as applicable, and as defined in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Special Servicer” shall mean the Special Servicer appointed as provided in the Lead Securitization Servicing Agreement and this Agreement.

“Special Servicing Loan Event” shall have the meaning given thereto (or other analogous term) in the Lead Securitization Servicing Agreement.

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“Specially Serviced Mortgage Loan” shall have the meaning given thereto (or other analogous term) in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Triggering Event of Default” shall mean (i) any Event of Default with respect to an obligation of the Mortgage Loan Borrower to pay money due under the Mortgage Loan or (ii) any non-monetary Event of Default as a result of which the Mortgage Loan becomes a Specially Serviced Mortgage Loan (which, for clarification, shall not include any imminent Event of Default (i.e., subclause (vii) of the definition of Special Servicing Loan Event)).

“Trustee” shall mean the Trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Workout” shall have the meaning assigned to such term in Section 4(a).

Section 2.                Servicing of the Mortgage Loan.

(a)                    Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date by the Master Servicer and the Special Servicer pursuant to the terms of this Agreement and the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance (i) monthly payments of principal or interest in respect of any Note other than the Lead Securitization Notes if such principal or interest is not paid by the Mortgage Loan Borrower or (ii) any Administrative Advances with respect to any Note other than the Lead Securitization Notes, but the Master Servicer shall be obligated to make Property Protection Advances in respect of the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement including any provisions governing the determination of non-recoverability. Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it shall, subject to Section 26, reasonably cooperate with such other Note Holder, at the applicable securitizing Note Holder’s sole expense (and not at the expense of any other Note Holder), to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, as may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement, the Operating Advisor, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement, provided further, that when appointed, the Special Servicer has the Required Special Servicer Rating from each Rating Agency then rating a Securitization, if any. Each Note Holder hereby appoints the Master Servicer, the Special Servicer and the

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Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holders set forth herein and in the Lead Securitization Servicing Agreement). The Lead Securitization Servicing Agreement shall not limit the Servicers in enforcing the rights of one Note Holder against any other Note Holder as may be required in order to service the Mortgage Loan as contemplated by this Agreement and the Lead Securitization Servicing Agreement; provided, that it is understood and agreed that nothing in this sentence shall be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement (i) to service the Mortgage Loan in accordance with Accepted Servicing Practices, the terms of the Mortgage Loan Documents, this Agreement, the Lead Securitization Servicing Agreement and applicable law, (ii) to provide information to each Non-Lead Master Servicer and each Non-Lead Special Servicer under each Non-Lead Securitization Servicing Agreement necessary to enable each such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement, and (iii) to not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by each Note Holder, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Exchange Act) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, that if a Non-Lead Securitization Note is in a Securitization and the servicers to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Securitization Servicing Agreement that is being replaced or the special servicer does not have the Required Special Servicer Rating, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to the securities issued in connection with such Securitization for such Non-Lead Securitization Note; provided, further, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement, as if such agreement were still in full force and effect with respect to the Mortgage Loan, by the applicable Servicer in the Lead Securitization being replaced or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement and with respect to the Special Servicer, that has the Required Special Servicer Rating. The Note Holders acknowledge and agree that (i) at any time that the Lead Securitization Notes are no longer included in a Securitization Trust, the Servicer and the Trustee shall have no obligation to make any P&I Advance or any Administrative Advance on the Lead Securitization Notes and (ii) at any time that no portion of the Mortgage Loan is included in a Securitization Trust, the Servicer and the Trustee shall have no obligation to make any Advance with respect to the Mortgage Loan unless otherwise provided in any related replacement servicing agreement.

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No revision to the draft trust and servicing agreement with draft date stamp December 8, 2019 (the “Draft TSA”) in respect of the BX Trust 2019-OC11, Commercial Mortgage Pass Through Certificates, Series 2019-OC11, that adversely affects any “Companion Loan Holder” thereunder shall be effected without such party’s prior written consent. In addition, in the event the BX Trust 2019-OC11 securitization does not close on December 12, 2019, the parties hereto agree to enter into a servicing agreement with respect to the Notes that is no less favorable to the Non-Lead Securitization Note Holders than the Draft TSA.

(b)                   The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee or the Special Servicer, to the extent provided in the Lead Securitization Servicing Agreement) shall (i) make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) make P&I Advances and Administrative Advances on the Lead Securitization Notes, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in the Collection Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Property Protection Advances, if funds on deposit in the Collection Account are insufficient and after allocation of such amounts first to the Junior B Notes (on a pro rata basis) and second to the Junior A Notes (on a pro rata basis), from general collections of each Non-Lead Securitization, in respect of the related Non-Lead Securitization Note’s allocable share (to be determined in Note Reverse Sequential Order) of such non-recoverable amounts allocated to the Senior Notes. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for Advance Interest on a Property Protection Advance (or a Nonrecoverable Property Protection Advance), in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of each Non-Lead Securitization.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust into which such Non-Lead Securitization Note is deposited) shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s allocable share (to be determined in Note Reverse Sequential Order) of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Depositor or CREFC®, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts and after allocation of such amounts first to the Junior B Notes (on a pro rata basis) and second to the Junior A Notes (on a pro rata basis). In addition to the reimbursement obligations with respect to Advances (and Advance Interest) otherwise provided for in this Agreement, each Non-Lead Securitization Note Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Depositor

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(and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) and the Mortgaged Properties under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its allocable share (to be determined in Note Reverse Sequential Order) of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts and after allocation of such amounts first to the Junior B Notes (on a pro rata basis) and second to the Junior A Notes (on a pro rata basis), the related Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, reimburse each of the applicable Indemnified Parties for such allocable share (including, if a Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from the related Non-Lead Securitization Trust).

The master servicer under a Non-Lead Securitization (a “Non-Lead Master Servicer”) (or the related Non-Lead Trustee if not made by such Non-Lead Master Servicer) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related servicing agreement for such Securitization (each such agreement, a “Non-Lead Securitization Servicing Agreement”), the Lead Securitization Servicing Agreement and this Agreement. No Holder of a Non-Lead Securitization Note that is not included in a Securitization shall be obligated to make a P&I Advance with respect to such Note. Each of the Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make its own recoverability determination with respect to any P&I Advance or any Administrative Advance to be made on any Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer and the special servicer (a “Non-Lead Special Servicer”) and the trustee (a “Non-Lead Trustee”) under each Non-Lead Securitization Servicing Agreement, as applicable, shall be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or Non-Lead Trustee, as applicable, shall be required to notify the other parties to each applicable other Securitization and each Non-Lead Securitization Note Holder (if its Note has not been included in a Securitization) of the amount of its P&I Advance within two business days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note(s)) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance or Administrative Advance would, if made, be non-recoverable or an outstanding Property Protection Advance or Administrative Advance is or would be non-recoverable, then the party making such determination shall notify each Non-Lead

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Master Servicer and Non-Lead Trustee (in the case of a determination by the Master Servicer or the Trustee) or each of the Master Servicer and the Trustee (in the case of a determination by any Non-Lead Master Servicer or Non-Lead Trustee) within two business days of making such determination. Notwithstanding anything to the contrary in Section 3, each of the Master Servicer and the Trustee (and not any Non-Lead Master Servicer or Non-Lead Trustee) shall be entitled to reimbursement for a P&I Advance (and Advance Interest thereon) or an Administrative Advance (and Advance Interest thereon) that becomes non-recoverable from the Collection Account from amounts allocable to the Mortgage Loan prior to any distributions to the Noteholders; provided, that (x) any such Advances outstanding in respect of the Senior Notes that are Lead Securitization Notes shall be reimbursed (on a Pro Rata and Pari Passu Basis as between such Senior Notes, based on the respective outstanding principal balances of such Senior Notes) prior to any such advances outstanding in respect of the Junior Notes that are Lead Securitization Notes and (y) any such Advances outstanding in respect of the Junior A Notes that are Lead Securitization Notes shall be reimbursed (on a Pro Rata and Pari Passu Basis as between such Junior A Notes, based on the respective outstanding principal balances of such Junior A Notes) prior to any such advances outstanding in respect of the Junior B Notes that are Lead Securitization Notes.

(c)                    Each Non-Lead Securitization Note Holder agrees that, if its Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)            such Non-Lead Securitization Note Holder shall be responsible for its allocable share (to be determined in Note Reverse Sequential Order) of any Property Protection Advances (and Advance Interest thereon) and any Trust Fund Expenses, but only to the extent that they relate to servicing and administration of the Notes or the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and if the funds received with respect to each respective Note are insufficient to cover such amounts, each Non-Lead Master Servicer (if the related Non-Lead Securitization Note is included in a Non-Lead Securitization Trust) shall promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general collections in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such allocable share;

(ii)            each of the Indemnified Parties shall be indemnified by each Non-Lead Securitization Trust (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties pursuant to the terms of the Lead Securitization Servicing Agreement), against any of the Indemnified Items to the extent of the related Non-Lead Securitization Note’s allocable share (to be determined in Note Reverse Sequential Order) of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s allocable share (to be determined in Note Reverse Sequential Order) of such insufficiency out of general

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collections in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)            the related Non-Lead Certificate Administrator (or other party designated under the related Non-Lead Securitization Servicing Agreement) will be required to deliver to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information and payment instructions for the related Non-Lead Trustee, the related certificate administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by a copy of the related executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of such Non-Lead Master Servicer or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information and payment instructions);

(iv)            the applicable Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee under the related Non-Lead Securitization Servicing Agreement shall notify the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator of any P&I Advance it has made with respect to the applicable Non-Lead Securitization Note(s) included in such Non-Lead Securitization within two Business Days of making such advance;

(v)            if the applicable Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee determines that a proposed P&I Advance with respect to the related Non-Lead Securitization Note, if made, or any outstanding P&I Advance previously made with respect to the related Non-Lead Securitization Note, would be, or is, as applicable, a “nonrecoverable advance,” the applicable Non-Lead Master Servicer shall provide the Master Servicer and each other Non-Lead Master Servicer written notice of such determination within two Business Days after such determination is made;

(vi)            the Non-Lead Securitization Servicing Agreement shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (a) required by the Code relating to the tax elections of the related Securitization Trust, (b) required by law or changes in any law, rule or regulation or (c) requested by the Rating Agencies rating the related Securitization; and

(vii)            the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Depositor and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions;

provided, that none of the foregoing shall be construed to prohibit differences in control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds,

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or to prohibit or restrict additional approval, consent, consultation, notice or rating agency confirmation requirements.

(d)                   [Reserved].

(e)                    [Reserved].

(f)                    Following the closing of the Lead Securitization, upon receipt of written notice (which may be by email) of the closing or pending closing of any Non-Lead Securitization and upon request from the Non-Lead Depositor, the Depositor (or a designated party under the Lead Securitization Servicing Agreement) shall provide such Non-Lead Depositor with an executed copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format.

(g)                   In the event that a Non-Lead Securitization closes prior to the Lead Securitization, the Lead Securitization Note Holder shall provide written notice of such Lead Securitization to the Non-Lead Depositor and Non-Lead Trustee of each Non-Lead Securitization and, promptly upon the execution of the Lead Securitization Servicing Agreement (but not later than one business day after the day on which such document is executed), shall provide an executed copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format.

(h)                   If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer or any other party to such Non-Lead Securitization Servicing Agreement in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Non-Lead Asset Representations Reviewer or such other requesting party, but only to the extent such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be.

Section 3.                Priority of Payments.

(a)Payments Prior to an Event of Default. (a) Subject to the application of Section 4, if no Triggering Event of Default, as determined by the Master Servicer or Special Servicer, as applicable, in accordance with Accepted Servicing Practices shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Scheduled Interest Payments, Scheduled Principal Payments, any proceeds from the sale or distribution of any Foreclosed Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents to the extent permitted by the REMIC Provisions) but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows, (y) all amounts received as reimbursements on account of recoveries in

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respect of property protection expenses or Property Protection Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement (it being understood that subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, the right to reimbursement of such Property Protection Advances is senior to that of any Note Holder to receive payments on its Note), and (z) all amounts that are then due, payable or reimbursable to any Servicer with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (but not any amounts due, payable or reimbursable to any Non-Lead Master Servicer or Non-Lead Trustee in respect of P&I Advances or Administrative Advances made thereby with respect to the applicable Notes pursuant to the applicable Non-Lead Securitization Servicing Agreement) and any other additional compensation payable to any Servicer thereunder (including without limitation, any additional trust expenses relating to the Mortgage Loan (but subject to the second paragraph of Section 5(e) hereof) reimbursable to, or payable by, such parties and any Special Servicing Fees, Liquidation Fees, Work-out Fees, penalty charges (to the extent provided in Section 3(c)) (and including any P&I Advances (and interest thereon) or any Administrative Advances (and interest thereon) on the Notes, which shall be reimbursed in accordance with Section 2(b) hereof and the Lead Securitization Servicing Agreement), but excluding any Master Servicing Fees and Primary Servicing Fees, which such fees shall not be subject to the allocation provisions of this Section 3 but shall be payable in accordance with the Lead Securitization Servicing Agreement) shall be payable as follows:

(i)                     first, to the Senior Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Note Holders (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(ii)                     second, to the Senior Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Senior Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(iii)                     third, to the Junior A Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Junior A Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(iv)                     fourth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the

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accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Junior B Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(v)                     fifth, pro rata, based on the Note Principal Balances of their respective Senior Notes, to each Senior Note Holder in an amount equal to its respective principal entitlement allocated pursuant to the Mortgage Loan Documents with respect to the applicable Monthly Payment Date, which amount shall be applied in reduction of the Note Principal Balance of its respective Senior Note;

(vi)                     sixth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (v) and, as a result of a Workout the Note Principal Balances of the Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the Lead Securitization Servicing Agreement notwithstanding the provisions of Section 4 of this Agreement by reason of the insufficiency of the Junior Notes to bear the full economic effect of the Workout), such excess amount shall be paid to the Senior Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note Principal Balance of the Senior Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

(vii)                     seventh, to the Junior A Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Junior A Note Holders (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(viii)                     eighth, pro rata, based on the Note Principal Balances of their respective Junior A Notes, to each Junior A Note Holder in an amount equal to its respective principal entitlement allocated pursuant to the Mortgage Loan Documents with respect to the applicable Monthly Payment Date, which amount shall be applied in reduction of the Note Principal Balance of its respective Junior A Note;

(ix)                     ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (viii) and, as a result of a Workout the Note Principal Balances of the Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the Lead Securitization Servicing Agreement notwithstanding the provisions of Section 4 of this Agreement by reason of the insufficiency of the Junior B Notes to bear the full economic effect of the Workout), such excess amount shall be paid to the Junior A Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note

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Principal Balance of the Junior A Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

(x)                     tenth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Junior B Note Holders (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(xi)                     eleventh, pro rata, based on the Note Principal Balances of their respective Junior B Notes, to each Junior B Note Holder in an amount equal to its respective principal entitlement allocated pursuant to the Mortgage Loan Documents with respect to the applicable Monthly Payment Date, which amount shall be applied in reduction of the Note Principal Balance of its respective Junior B Note;

(xii)                     twelfth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a Workout the Note Principal Balances of the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note Principal Balance of the Junior B Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

(xiii)                     thirteenth, to the Note Holders, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the Mortgage Loan Borrower;

(xiv)                     fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Lead Securitization Servicing Agreement, including, without limitation, to provide reimbursement for Advance Interest, to pay any additional servicing expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such fees or expenses, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note Holders, pro rata, based on their respective Percentage Interests; and

(xv)                     fifteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xiv), any remaining amounts shall be paid pro rata to the Note Holders in accordance with their respective Percentage Interests;

provided, that to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof)

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(including pursuant to a condemnation) at a time when the loan-to-value ratio of the Mortgage Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), shall be allocated to reduce the Note Principal Balances of the Notes in the manner permitted or required by the REMIC Provisions (to be applied first to the Senior Notes (on a Pro Rata and Pari Passu Basis), then to the Junior A Notes (on a Pro Rata and Pari Passu Basis), and then to the Junior B Notes (on a Pro Rata and Pari Passu Basis)).

(b)               Payments Following an Event of Default. Payments of interest and principal shall be made to the Note Holders in accordance with Section 3(a) of this Agreement; provided, if a Triggering Event of Default, as determined by the Master Servicer or Special Servicer, as applicable, in accordance with Accepted Servicing Practices shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof whether received in the form of Scheduled Interest Payments, Scheduled Principal Payments, any proceeds from the sale or distribution of any Foreclosed Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions) but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows, (y) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or Property Protection Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement (it being understood that subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, the right to reimbursement of such Property Protection Advances is senior to that of any Note Holder to receive payments on its Note) and (z) all amounts that are then due, payable or reimbursable to any Servicer with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (but not any amounts due, payable or reimbursable to any Non-Lead Master Servicer or Non-Lead Trustee in respect of P&I Advances or Administrative Advances made thereby with respect to the applicable Notes pursuant to the applicable Non-Lead Securitization Servicing Agreement) and any other additional compensation payable to any Servicer thereunder (including without limitation, any additional trust expenses relating to the Mortgage Loan (but subject to the second paragraph of Section 5(e) hereof) reimbursable to, or payable by, such parties and any Special Servicing Fees, Liquidation Fees, Work-out Fees, penalty charges (to the extent provided in Section 3(d)) (and including any P&I Advances (and interest thereon) or any Administrative Advances (and interest thereon) on the Notes, which shall be reimbursed in accordance with Section 2(b) hereof and the Lead Securitization Servicing Agreement), but excluding any Master Servicing Fees and Primary Servicing Fees, which such fees shall not be subject to the allocation provisions of this Section 3 but shall be payable in accordance with the Lead Securitization Servicing Agreement) shall be payable as follows:

(i)                     first, to the Senior Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Note Holders

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(or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(ii)                     second, to the Senior Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Senior Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(iii)                     third, to the Junior A Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Junior A Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(iv)                     fourth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on its respective Note Principal Balance at the Net Interest Rate applicable to such Junior B Note; provided, that any amounts reimbursed to the Servicer or Trustee pursuant to Section 2(b) for P&I Advances of such accrued and unpaid interest shall be deemed to satisfy the obligation under this clause to pay the related Note Holder such accrued and unpaid interest (to the extent of such reimbursement);

(v)                     fifth, to the Senior Note Holders on a Pro Rata and Pari Passu Basis, until the Note Principal Balances of the Senior Notes have been reduced to zero;

(vi)                     sixth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (v) and, as a result of a Workout the Note Principal Balances of the Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the Lead Securitization Servicing Agreement notwithstanding the provisions of Section 4 of this Agreement by reason of the insufficiency of the Junior Notes to bear the full economic effect of the Workout), such excess amount shall be paid to the Senior Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note Principal Balance of the Senior Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

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(vii)                     seventh, to the Junior A Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Junior A Note Holders (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(viii)                     eighth, to the Junior A Note Holders on a Pro Rata and Pari Passu Basis, until the Note Principal Balances of the Junior A Notes have been reduced to zero;

(ix)                     ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (viii) and, as a result of a Workout the Note Principal Balances of the Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the Lead Securitization Servicing Agreement notwithstanding the provisions of Section 4 of this Agreement by reason of the insufficiency of the Junior B Notes to bear the full economic effect of the Workout), such excess amount shall be paid to the Junior A Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note Principal Balance of the Junior A Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

(x)                     tenth, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Junior B Note Holders (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to the terms of this Agreement or the Lead Securitization Servicing Agreement;

(xi)                     eleventh, to the Junior B Note Holders on a Pro Rata and Pari Passu Basis, until the Note Principal Balances of the Junior B Notes have been reduced to zero;

(xii)                     twelfth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a Workout the Note Principal Balances of the Junior B Notes have been reduced, such excess amount shall be paid to the Junior B Note Holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction, if any, of the aggregate Note Principal Balance of the Junior B Notes as a result of such Workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the Mortgage Loan Interest Rate;

(xiii)                     thirteenth, to the Note Holders, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the Mortgage Loan Borrower;

(xiv)                     fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by

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the Mortgage Loan Borrower are not required to be otherwise applied under the Lead Securitization Servicing Agreement, including, without limitation, to provide reimbursement for Advance Interest, to pay any additional servicing expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such fees or expenses, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note Holders, pro rata, based on their respective Percentage Interests; and

(xv)                     fifteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xiv), any remaining amount shall be paid pro rata to the Note Holders in accordance with their respective Percentage Interests;

provided, that to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Mortgage Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), shall be allocated to reduce the Note Principal Balances of the Notes in the manner permitted or required by the REMIC Provisions (to be applied first to the Senior Notes (on a Pro Rata and Pari Passu Basis), then to the Junior A Notes (on a Pro Rata and Pari Passu Basis), and then to the Junior B Notes (on a Pro Rata and Pari Passu Basis)).

(c)                Penalty charges paid on each Note shall be applied: first, to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Protection Advances and to reimburse the Master Servicer, the Trustee or the Special Servicer for any Property Protection Advances (to the extent any such Advance is a Trust Fund Expense) in accordance with the terms of the Lead Securitization Servicing Agreement; second, to pay the Master Servicer, Trustee, any Non-Lead Master Servicer or any Non-Lead Trustee, as applicable, for any interest accrued on any P&I Advance or any Administrative Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or applicable Non-Lead Securitization Servicing Agreement, as applicable); third, to pay Trust Fund Expenses (including Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement); and finally, to pay, pro rata, the Lead Securitization Note Holder (or following the Lead Securitization, the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement) and each Non-Lead Securitization Note Holder (or following any Non-Lead Securitization with respect to its Non-Lead Securitization Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement).

(d)               Following any period during which the terms of Section 3(b) are in effect and a Triggering Event of Default shall cease to exist, then the terms of Section 3(a) hereof shall again be in effect, subject, however, to the terms of Section 4.

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(e)                All expenses and losses relating to the Mortgage Loan and the Mortgaged Property, including without limitation losses of principal or interest, Property Protection Advances (and Advance Interest related thereto), Special Servicing Fees, Liquidation Fees and Workout Fees, and certain other trust expenses, as well as Appraisal Reduction Amounts and Collateral Deficiency Amounts, shall be allocated in Note Reverse Sequential Order.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, if the Special Servicer (on behalf of the Note Holders) in connection with a workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan (each, a “Workout”), all payments to the Senior Note Holders pursuant to Section 3(a) and Section 3(b), shall be made as though such Workout did not occur, with the payment terms of Senior Notes remaining the same as they are on the date hereof, and the Junior Notes (in Note Reverse Sequential Order) shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (such economic effect to be borne by each Junior Note up to the amount otherwise due on such Junior Note including in connection with the final liquidation or repayment of the Mortgage Loan). Prior to any allocation of collections in connection with a final liquidation or repayment of the Mortgage Loan any loss or shortfall shall be allocated first to reduce the Note Principal Balances of the Junior B Notes on a Pro Rata and Pari Passu Basis, second to reduce the Note Principal Balances of the Junior A Notes on a Pro Rata and Pari Passu Basis and third to reduce the Note Principal Balances of the Senior Notes on a Pro Rata and Pari Passu Basis, with such reduced Note Principal Balances to be used in calculating Percentage Interests and Pro Rata and Pari Passu Basis, in each case, for remittances of principal on the Notes. Subject to the Lead Securitization Servicing Agreement and this Agreement, in the case of any modification or amendment described above, the Special Servicer (on behalf of the Note Holders) shall have the sole authority and ability to revise the payment provisions set forth in Section 3(a) and Section 3(b) in a manner that reflects the subordination of the Junior Notes to the Senior Notes (and the Junior B Notes to the Junior A Notes) with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Percentage Interests of the Senior Notes (or the Junior A Notes) and to reduce the Percentage Interest of the Junior Notes (or the Junior B Notes) in a manner that reflects a loss in principal as a result of such amendment or modification; and (ii) the ability to change the Mortgage Loan Interest Rate but shall not be permitted to change the order of the clauses set forth in Section 3(a) and Section 3(b) and shall not be permitted to (x) increase the interest rate of the Junior A Notes unless the interest rate of the Senior Notes is correspondingly increased, (y) increase the interest rate of the Junior B Notes unless the interest rate of the Senior Notes and the interest rate of the Junior A Notes are correspondingly increased or (z)(A) change the terms of any Senior Note such that the terms thereof differ from the terms of each other Senior Note, (B) change the terms of any Junior A Note such that the terms thereof differ from the terms of each other Junior A Note or (C) change the terms of any Junior C Note such that the terms thereof differ from the terms of each other Junior C Note. Notwithstanding the foregoing concerning the making of payments as though such a Workout did not occur, if any Workout, modification or amendment of the Mortgage

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Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment shall be deemed not to be due on the original maturity date of the Mortgage Loan but shall be deemed due on the extended maturity date of the Mortgage Loan. In no event may the Mortgage Loan be extended beyond the date that is the earlier of (i) 7 years prior to the Rated Final Distribution Date (as defined in the Lead Securitization Servicing Agreement) and (ii) 20 years prior to the end of the term of the earliest terminating ground lease (including any extensions that are exercisable unilaterally at the option of the Mortgage Loan Borrower). If the Mortgaged Property becomes a Foreclosed Property, (a) the Note Holders shall have beneficial ownership of such Foreclosed Property notwithstanding the manner in which title may be taken under the Lead Securitization Servicing Agreement, (b) the Mortgage Loan shall be deemed to remain outstanding, with the same terms and conditions as in effect immediately prior to foreclosure or the acceptance of a deed in lieu of foreclosure, for purposes of the relative rights of the Note Holders between each other under this Agreement and the Lead Securitization Servicing Agreement and (c) all revenues from and proceeds of such Foreclosed Property shall be allocated and distributed under Section 3(b) of this Agreement.

The Junior Notes and the right of the Junior Note Holders to receive payments with respect to their Junior Notes shall, subject to the provisions of this Agreement, at all times be junior, subject and subordinate to each Senior Note and the rights of each Senior Note Holder to receive payments with respect to its respective Senior Note. The Junior B Notes and the right of the Junior B Note Holders to receive payments with respect to their Junior B Notes shall, subject to the provisions of this Agreement, at all times be junior, subject and subordinate to each Senior Note and Junior A Note and the rights of each Senior Note Holder or Junior A Note Holder to receive payments with respect to its respective Note. In connection with any workout of the Mortgage Loan, any application of principal payments on the Mortgage Loan in connection with such workout and any future application of principal payments on the Mortgage Loan must in all cases be applied first to the Senior Notes (on a Pro Rata and Pari Passu Basis) until the Senior Notes are repaid in full, then to the Junior A Notes (on a Pro Rata and Pari Passu Basis) until the Junior A Notes are repaid in full, and then to the Junior B Notes (on a Pro Rata and Pari Passu Basis) until the Junior B Notes are repaid in full.

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement (including but not limited to Section 5(c)) and the Lead Securitization Servicing Agreement (including the applicable requirements to act in accordance Accepted Servicing Practices) and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization

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Servicing Agreement (including the applicable requirements to act in accordance Accepted Servicing Practices), each Non-Lead Securitization Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call, or cause the Lead Securitization Note Holder to call, an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing, or causing the Lead Securitization Note Holder to file, any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow Accepted Servicing Practices (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a defaulted loan, each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on its behalf ) to sell the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall sell the Notes in the manner set forth in the Lead Securitization Servicing Agreement and shall require that all offers be submitted to the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement in writing. Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Trustee or Special Servicer, as applicable, in accordance with the terms of the Lead Securitization Servicing Agreement. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on its behalf) shall not be permitted to sell the Mortgage Loan without the written consent of each Non-Lead Securitization Note Holder (provided that such consent is not required with respect to any Non-Lead Securitization Note that is held by a Mortgage Loan Borrower Party) unless the Special Servicer has delivered to each Non-Lead Securitization Note Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File requested by such Non-Lead Securitization Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Controlling Note Holder, the Controlling Note Holder Representative, any Non-Controlling Note Holder and any Non-Controlling Note Holder Representative shall be permitted to submit an offer at any sale of the Mortgage Loan.

Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and

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its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) further agrees that, upon the request of the Lead Securitization Note Holder, such Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the Non-Lead Securitization Notes upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Notes are repurchased from the Lead Securitization Trust by the holders of such Lead Securitization Notes that sold such Lead Securitization Notes into such securitization trust in connection with a material breach of representation or warranty made by such Persons with respect to the Lead Securitization Notes or material document defect with respect to the documents delivered by such Persons with respect to the Lead Securitization Notes in connection with the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the holders of the Lead Securitization Notes that sold such Lead Securitization Notes into the Lead Securitization Trust or any document delivery obligation imposed on any such Person under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by any such Person in connection with the Lead Securitization.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with Accepted Servicing Practices, taking into account the interests of the Note Holders as a collective whole and taking into account the subordinate nature of the Junior Notes (and the subordination of the Junior B Notes to the Junior A Notes). The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and/or the Controlling Class Representative on behalf of the Lead Securitization Note Holder to the extent set forth in the Lead Securitization Servicing Agreement. The Lead Securitization Servicing Agreement shall not be amended in any manner that may materially adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is a Mortgage Loan

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Borrower Party) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)                [Reserved].

(d)               Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Lead Securitization Note Holder (or its Note Holder Representative), within the same time frame it is required to provide to the Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative under the Lead Securitization Servicing Agreement due to the occurrence of a control termination event or a consultation termination event thereunder), (ii) to provide (or make available to) each Non-Lead Securitization Note Holder (or its Note Holder Representative) copies of any notice, information and report that it is required to provide or make available to certificateholders under the Lead Securitization (subject to the same certification and other requirements that are applicable to such certificateholders) and (iii) to use reasonable efforts to consult each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis if such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report provided to investors in the Lead Securitization relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report provided to the Controlling Class Representative (or that would have been provided to the Controlling Class Representative if it had not lost its consent and/or consultation rights with respect to the matter), the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect

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thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the consultation rights provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to an annual meeting (which may be held telephonically) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(e)                If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that each Note shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (for that purpose the loan-to-value test in Section 860G(a)(3) shall be applied by treating the Senior Notes and the Junior Notes as constituting a single debt instrument), (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the allocable share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, if one of the Notes is included in a REMIC and another is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative.

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(a)                The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than a Mortgage Loan Borrower Party, any manager of the Mortgaged Property or any principal or any manager of the Mortgaged Property), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Operating Advisor, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, the Operating Advisor, the Trustee and the Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, the Operating Advisor, the Trustee and the Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, the Operating Advisor, the Trustee and the Certificate Administrator. The Controlling Note Holder agrees to inform each such Servicer, Operating Advisor, Certificate Administrator or Trustee of the then-current Controlling Note Holder Representative.

(b)               Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that the Controlling Note Holder Representative and the Controlling Note Holder may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or

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any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Each Non-Controlling Note Holder shall provide notice of its identity and contact information (including any change thereof) to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer; provided, that each Initial Note Holder shall be deemed to have provided such notice on the date hereof. The Trustee, Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such identity and contact information received by it and shall not be liable in respect of any deliveries hereunder sent in reliance thereon.

(c)                Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (each, a “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) and Section 6(b) shall apply to each Non-Controlling Note Holder and its Non-Controlling Note Holder Representative mutatis mutandis.

Section 7.                Appointment of Special Servicer. Subject to the next succeeding paragraph, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer with the Required Special Servicer Rating. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to each other Note Holder, the Master Servicer, the then existing Special Servicer and each other party to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Communication or a Rating Agency Confirmation, but only if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right, if any, of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

If a Servicer Termination Event on the part of the Special Servicer has occurred that adversely affects any Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included

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in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement. Each Note Holder acknowledges and agrees that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. Each Non-Controlling Note Holder requesting such termination shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, on a Pro Rata and Pari Passu Basis, if not paid within a reasonable time by the terminated special servicer, and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Lead Securitization’s Collection Account.

Section 8.                Payment Procedure.

(a)                The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Collection Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified and available funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holders and each Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Note Holder makes any payment to any Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

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(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from a Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan; provided, that the obligations of each Holder hereunder are separate and distinct obligations from one another and in no event shall the Servicer enforce the obligations of one Holder against another Holder. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder; provided, that, notwithstanding any of the foregoing to the contrary, each Servicer will nevertheless be subject to the obligations and standards (including the Accepted Servicing Practices) set forth in the related pooling and servicing agreement governing the related Securitization Trust.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, Accepted Servicing Practices, the Lead Securitization Note Holder may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, that each Servicer must act in accordance with Accepted Servicing Practices.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not the Non-Lead Securitization Note Holders, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any

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case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with Accepted Servicing Practices.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing in the jurisdiction of its organization and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

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Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower and receive payments on such other loans or extensions of credit to such parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)                Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after any such Transfer, any non-transferring Note Holders shall be provided with (x) a representation from each transferee or the transferring Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to an entity that constitutes a Qualified Institutional Lender pursuant to clause (c)(iii) of the definition thereof (and the related pooling and servicing agreement or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first (a) obtain the consent of each non-transferring Note Holder and (b) if any such non-transferring Note Holder’s Note is held in a Securitization Trust, provide each of the applicable engaged Rating Agencies for such Securitization Trust with a Rating Agency Communication. Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if any non-transferring Note Holder’s Note is held in a Securitization Trust, until a Rating Agency Communication is provided to each engaged Rating Agency for such Securitization Trust, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to a Mortgage Loan Borrower Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of any non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer, the Trustee and any Controlling Note Holder or Controlling Note Holder Representative) and all expenses relating to any Rating Agency Communication in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder or of any other Person or having to provide any Rating Agency Communication, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a defaulted loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned

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directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)                Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than a Mortgage Loan Borrower Party) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each applicable Rating Agency (or, if not rated by an applicable Rating Agency, an equivalent (or higher) rating from any two of Fitch, Moody’s and S&P) (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge and accept any cure thereof by such Note Pledgee which such pledging Note Holder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Note Holder; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (v) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby

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unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than a Mortgage Loan Borrower Party which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)            The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)            Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)            The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

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Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Initial Agent shall serve as the initial note registrar and the Initial Agent hereby accepts such appointment. The names and addresses of the Note Holders and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No Transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE

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STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first delivering a Rating Agency Communication to each Rating Agency; provided that no such Rating Agency Communication shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement including without limitation in connection with the creation of New Notes pursuant to Section 31.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer and Special Servicer and any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder. For the avoidance of doubt, the representations in Section 11 shall not be binding upon any Securitization Trust.

Section 20.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

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Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes.(a)(a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Non-Lead Securitization Note Holder shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Non-Lead Securitization Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon

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request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)                Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent (or an interim custodian on its behalf) and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes. Prior to any Non-Lead Securitization Date, the applicable Non-Lead Securitization Note shall be held by, and in the name of, the related Holder (or a duly appointed custodian therefor), and none of the Lead Securitization or any Non-Lead Securitization shall have any rights with respect thereto except as expressly provided in this Agreement. Following any Non-Lead Securitization Date, the applicable Non-Lead Securitization Note shall be held in the name of the related Non-Lead Trustee (and held by a duly appointed custodian therefor), on behalf of the applicable Non-Lead Securitization Note Holder.

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Section 26.            Cooperation in Securitization.

(a)                Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the related Securitizing Note Holder, each related Non-Securitizing Note Holder shall use reasonable efforts, at such Securitizing Note Holder’s sole cost and expense, to satisfy, and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Securitizing Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with such Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect such Securitization; provided, that no Non-Securitizing Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Securitizing Note Holder or (ii) materially increase such Non-Securitizing Note Holder’s obligations or materially decrease such Non-Securitizing Note Holder’s rights, remedies or protections. In connection with any Securitization, each related Non-Securitizing Note Holder shall provide for inclusion in any disclosure document relating to such Securitization such information concerning such Non-Securitizing Note Holder and its Note as the related Securitizing Note Holder reasonably determines to be necessary or appropriate, and such Non-Securitizing Note Holder shall, at the Securitizing Note Holder’s sole cost and expense, cooperate with the reasonable requests of each Rating Agency and such Securitizing Note Holder in connection with such Securitization (including, without limitation, reasonably cooperating with the Securitizing Note Holder (without any obligation to make additional representations, warranties or indemnifications of any nature whatsoever) to enable the Securitizing Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and such Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Non-Securitizing Note Holder and its Note in any Securitization document. Each Note Holder acknowledges that in connection with any Securitization, the information provided by it in its capacity as a Non-Securitizing Note Holder to the related Securitizing Note Holder may be incorporated into the offering documents for such Securitization. Each Securitizing Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Securitizing Note Holder. The Securitizing Note Holder shall reasonably cooperate with each Non-Securitizing Note Holder by providing all information reasonably requested that is in the Securitizing Note Holder’s possession in connection with such Non-Securitizing Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, each Securitizing Note Holder shall deliver to each related Non-Securitizing Note Holder drafts of the preliminary and final offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the pooling and

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servicing agreement for the Securitization of such Securitizing Note Holder’s Note and provide reasonable opportunity to review and comment on such documents.

Section 27.            Notices. All notices required hereunder shall be given by (i) facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)                The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)                The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)                The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent shall be a Qualified Institutional Lender.

Section 30.            Resignation of Agent.

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(a)                The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. The Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, the Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as an Initial Note Holder or an affiliate thereof (an “Original Entity”) is the owner of a Note (each, an “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of an Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes, the Senior Notes, the Junior A Notes and the Junior B Notes continue to have the same weighted average interest rate as the Notes, the Senior Notes, the Junior A Notes and the Junior B Notes, respectively, prior to such amendments, (iii) principal may only be reallocated between Senior Notes, between Junior A Notes or between Junior B Notes, (iv) all Senior Notes pay on a Pro Rata and Pari Passu Basis (to the extent set forth in Section 3), all Junior A Notes pay on a Pro Rata and Pari Passu Basis and on a generally subordinated basis to the Senior Notes (to the extent set forth in Section 3), the Junior B Notes pay on a Pro Rata and Pari Passu Basis and on a generally subordinated basis to the Senior Note and the Junior A Notes (to the extent set forth in Section 3) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (v) the Original Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. If the Lead Securitization Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holders of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied and, with respect to the conditions set forth in (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and

52

this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal and if a Note is severed into more than one New Note, each New Note shall have the same rights as the respective original Note and each New Note shall be a “Note” hereunder and for purposes of adding and modifying any definitions related thereto. If more than one New Note is created hereunder, for purposes of exercising the rights of a Controlling Note Holder or Non-Controlling Note Holder, as applicable, hereunder, the “Controlling Note Holder” or “Non-Controlling Note Holder”, as applicable, shall be as provided in the definitions of such terms in this Agreement; provided that the Controlling Note Holder shall be entitled to designate any New Note created from the existing Controlling Note to be a Non-Controlling Note hereunder. For the avoidance of doubt, no Note resizing pursuant to this Section may result in any increase in the aggregate principal amount of the Senior Notes or of the Junior A Notes.

Section 32.            Not a Security. No Note shall be deemed to be a security within the meaning of the Act or the Exchange Act.

[SIGNATURE PAGE FOLLOWS]

53

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

MORGAN STANLEY BANK, N.A., as an Initial Note A Holder, an Initial Note B Holder and an Initial Note C Holder

By:	/s/ Cynthia Eckes
Name: Cynthia Eckes Title: Executive Director

CITI REAL ESTATE FUNDING INC., as an Initial Note A Holder, an Initial Note B Holder and an Initial Note C Holder

By:	/s/ Richard Simpson
Name: Richard Simpson Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as an Initial Note A Holder, an Initial Note B Holder and an Initial Note C Holder

By:	/s/ Brennan Woods
Name: Brennan Woods Title: Vice President

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as Initial Agent

By:	/s/ Jane Lam
Name: Jane Lam Title: Vice President

BX 2019-OC11 – Intercreditor Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	BCORE PARADISE LLC
Date of Mortgage Loan:	November 15, 2019
Date of Notes:	November 15, 2019
Original Principal Amount of Mortgage Loan:	$3,010,000,000.00
Principal Amount of Mortgage Loan as of the date hereof:	$3,010,000,000.00
Location of Mortgaged Property:	Las Vegas, Nevada
Initial Maturity Date:	December 5, 2029

A-1

Promissory Notes

Note	Interest Rate	Initial Note Principal Balance	Initial Owner
Note A-1-S1	3.1701530%	$258,000,000	Initial Note A-1-S1 Holder
Note A-1-S2	3.1701530%	$100,000,000	Initial Note A-1-S2 Holder
Note A-1-RL	3.1701530%	$180,100,000	Initial Note A-1-RL Holder
Note A-1-C1	3.1701530%	$100,000,000	Initial Note A-1-C1 Holder
Note A-1-C2	3.1701530%	$65,000,000	Initial Note A-1-C2 Holder
Note A-1-C3	3.1701530%	$65,000,000	Initial Note A-1-C3 Holder
Note A-1-C4	3.1701530%	$35,000,000	Initial Note A-1-C4 Holder
Note A-1-C5	3.1701530%	$35,000,000	Initial Note A-1-C5 Holder
Note B-1-S	3.1701530%	$255,350,000	Initial Note B-1-S Holder
Note B-1-RL	3.1701530%	$69,900,000	Initial Note B-1-RL Holder
Note C-1-S	5.3500000%	$341,650,000	Initial Note C-1-S Holder
Note A-2-S1	3.1701530%	$129,000,000	Initial Note A-2-S1 Holder
Note A-2-S2	3.1701530%	$50,000,000	Initial Note A-2-S2 Holder
Note A-2-RL	3.1701530%	$90,050,000	Initial Note A-2-RL Holder
Note A-2-C1	3.1701530%	$50,000,000	Initial Note A-2-C1 Holder
Note A-2-C2	3.1701530%	$37,500,000	Initial Note A-2-C2 Holder
Note A-2-C3	3.1701530%	$25,000,000	Initial Note A-2-C3 Holder
Note A-2-C4	3.1701530%	$18,750,000	Initial Note A-2-C4 Holder
Note A-2-C5	3.1701530%	$18,750,000	Initial Note A-2-C5 Holder
Note B-2-S	3.1701530%	$127,675,000	Initial Note B-2-S Holder
Note B-2-RL	3.1701530%	$34,950,000	Initial Note B-2-RL Holder
Note C-2-S	5.3500000%	$170,825,000	Initial Note C-2-S Holder
Note A-3-S1	3.1701530%	$129,000,000	Initial Note A-3-S1 Holder
Note A-3-S2	3.1701530%	$50,000,000	Initial Note A-3-S2 Holder
Note A-3-RL	3.1701530%	$90,050,000	Initial Note A-3-RL Holder
Note A-3-C1	3.1701530%	$50,000,000	Initial Note A-3-C1 Holder
Note A-3-C2	3.1701530%	$37,500,000	Initial Note A-3-C2 Holder
Note A-3-C3	3.1701530%	$25,000,000	Initial Note A-3-C3 Holder
Note A-3-C4	3.1701530%	$18,750,000	Initial Note A-3-C4 Holder
Note A-3-C5	3.1701530%	$18,750,000	Initial Note A-3-C5 Holder
Note B-3-S	3.1701530%	$127,675,000	Initial Note B-3-S Holder
Note B-3-RL	3.1701530%	$34,950,000	Initial Note B-3-RL Holder
Note C-3-S	5.3500000%	$170,825,000	Initial Note C-3-S Holder

A-2

EXHIBIT B

1. Initial Note A-1-S1 Holder, Initial Note A-1-S2 Holder, Initial Note A-1-RL Holder, Initial Note A-1-C1 Holder, Initial Note A-1-C2 Holder, Initial Note A-1-C3 Holder, Initial Note A-1-C4 Holder, Initial Note A-1-C5 Holder, Initial Note B-1-S Holder, Initial Note B-1-RL Holder and Initial Note C-1-S Holder
Morgan Stanley Bank, N.A.

Notice Address:
Morgan Stanley Bank, N.A.
1585 Broadway
New York, New York 10036
Attention: Jane Lam

with copies to:

Morgan Stanley Bank, N.A.
1633 Broadway, 29th Floor
New York, New York 10019
Attention: Legal Compliance Division

and:

cmbs_notices@morganstanley.com

2. Initial Note A-2-S1 Holder, Initial Note A-2-S2 Holder, Initial Note A-2-RL Holder, Initial Note A-2-C1 Holder, Initial Note A-2-C2 Holder, Initial Note A-2-C3 Holder, Initial Note A-2-C4 Holder, Initial Note A-2-C5 Holder, Initial Note B-2-S Holder, Initial Note B-2-RL Holder and Initial Note C-2-S Holder
Citi Real Estate Funding Inc.

Notice Address:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

and

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

B-1

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

and with electronic copies to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com

3. Initial Note A-3-S1 Holder, Initial Note A-3-S2 Holder, Initial Note A-3-RL Holder, Initial Note A-3-C1 Holder, Initial Note A-3-C2 Holder, Initial Note A-3-C3 Holder, Initial Note A-3-C4 Holder, Initial Note A-3-C5 Holder, Initial Note B-3-S Holder, Initial Note B-3-RL Holder and Initial Note C-3-S Holder
JPMorgan Chase Bank, National Association

Notice Address:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Email: US_CMBS_Notice@jpmorgan.com
Attention: Kunal K. Singh

with a copy to :

JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
New York, New York 10004-2413
Email: US_CMBS_Notice@jpmorgan.com
Attention: SPG Legal

4. Initial Agent
Morgan Stanley Mortgage Capital Holdings LLC

Notice Address:
Morgan Stanley Mortgage Capital Holdings LLC
1585 Broadway
New York, New York 10036
Attention: Jane Lam

with copies to:

Morgan Stanley Mortgage Capital Holdings LLC
1633 Broadway, 29th Floor

B-2

New York, New York 10019
Attention: Legal Compliance Division

and:

cmbs_notices@morganstanley.com

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	AllianceBernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Clarion Partners
9.	Colony Capital, LLC
10.	DLJ Real Estate Capital Partners
11.	Dune Real Estate Partners
12.	Eightfold Real Estate Capital, L.P.
13.	Five Mile Capital Partners
14.	Fortress Investment Group, LLC
15.	Garrison Investment Group
16.	H/2 Capital Partners LLC
17.	Hudson Advisors
18.	Investcorp International
19.	iStar Financial Inc.
20.	J.P. Morgan Investment Management Inc.
21.	JER Partners
22.	Lend-Lease Real Estate Investments
23.	Libermax Capital LLC
24.	LoanCore Capital
25.	Lone Star Funds
26.	Lowe Enterprises
27.	Normandy Real Estate Partners
28.	Och-Ziff Capital Management Group
29.	Praedium Group
30.	Raith Capital Partners, LLC
31.	Rialto Capital Management LLC
32.	Rialto Capital Advisors LLC
33.	Rockpoint Group
34.	Rockwood
35.	RREEF Funds
36.	Square Mile Capital Management
37.	The Blackstone Group
38.	The Carlyle Group
39.	Torchlight Investors
40.	Walton Street Capital, L.L.C.
41.	Westbrook Partners
42.	Wheelock Street Capital
43.	Whitehall Street Real Estate Fund, L.P.

C-1